UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2014 (October 22, 2014)

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.       Results of Operations and Financial Condition

Set forth below is a preliminary estimate of our net asset value per share as of October 22, 2014 and a preliminary estimate of our adjusted net investment income per share range for the three months ended September 30, 2014. The following estimates are not a comprehensive statement of our financial condition or results for the period from December 31, 2013 through September 30, 2014. We advise you that our actual results for the three and nine months ended September 30, 2014 may differ materially from these estimates, which are given only as of October 22, 2014, as a result of the completion of our financial closing procedures, final adjustments and other developments, including changes in interest rates or changes in the businesses to whom we have made loans, which may arise between now and the time that our financial results for the three and nine months ended September 30, 2014 are finalized. This information is inherently uncertain.

As of October 22, 2014, we currently expect that New Mountain Finance Corporation’s (“the Company”) adjusted net investment income per share was between $0.34 and $0.35 for the three months ended September 30, 2014.

As of October 22, 2014, we estimate that our net asset value per share is approximately $14.35, which reflects developments in the Company’s investment portfolio since June 30, 2014 including a partial write-down related to UniTek Global Services, Inc. (“UniTek”) due to developments described below.

One the Company’s portfolio companies, UniTek Global Services, Inc. (“UniTek”), announced on October 21, 2014 that it had agreed to terms of a comprehensive debt restructuring with its lenders. To implement the restructuring, UniTek intends to file a voluntary petition for a “Pre-Packaged” Chapter 11 Bankruptcy in the U.S. Bankruptcy Court for the District of Delaware, which will be filed prior to November 11, 2014.

The preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

The information disclosed under this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: October 22, 2014	By:	/s/ Paula A. Bosco
		Name:	Paula A. Bosco
		Title:	Secretary